PROSPECTUS SUPPLEMENT	Filed Pursuant to Rule 424(b)(2)

(To Prospectus Dated March 16, 2006)	Registration No. 333-123763

6,130,000 SHARES

COMMON STOCK

We are offering a maximum of 6,130,000 shares of our common stock directly to investors. In connection with this offering, we will pay fees to placement agents. See “Plan of Distribution” beginning on page S-6 of this prospectus supplement for more information on these arrangements.

Our common stock is quoted on the Nasdaq National Market under the symbol “SNUS.”  On April 27, 2006, the last reported sale price of our common stock on the Nasdaq National Market was $ 5.21 per share.

Investing in our common stock involves risks. You should carefully consider the “Risk Factors” beginning on Page S-2 of this prospectus supplement.

	Per Share	Maximum Offering
Public offering price	$5.00	$30,650,000

Placement agents’ fees	$0.30	$1,839,000

Proceeds, before expenses, to us	$4.70	$28,811,000

Neither the Securities and Exchange Commission nor any State securities commission has approved or disapproved of these securities or determined if this prospectus supplement or accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We have engaged Needham & Company, LLC, Punk, Ziegel & Company, L.P., and ThinkEquity Partners LLC as our exclusive placement agents to use their commercially reasonable efforts to solicit offers to purchase our common stock in this offering. The placement agents are not purchasing or selling any shares of common stock pursuant to this prospectus supplement or the accompanying prospectus, nor are they required to purchase or sell any specific number of shares of common stock. Any investor funds received prior to the closing of this offering will be deposited into an escrow account until the closing. We expect that delivery of the shares of common stock being offered under this prospectus supplement will be made to investors on or about May 2, 2006. The shares of common stock will be delivered only in electronic book-entry form through The Depository Trust Company, New York, New York.

NEEDHAM & COMPANY, LLC

PUNK, ZIEGEL & COMPANY	THINKEQUITY PARTNERS LLC

As Placement Agents

The date of this prospectus supplement is April 27, 2006

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy common stock, nor do this prospectus supplement and the accompanying prospectus constitute an offer to sell or the solicitation of an offer to buy common stock in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus supplement and the accompanying prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus supplement and accompanying prospectus is delivered or common stock sold on a later date.

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement supplements the accompanying prospectus filed with our registration statement on Form S-3 (registration file no. 333-123763) as part of a “shelf” registration process. Under the shelf registration process, we may offer to sell shares of our common stock, par value $0.001 per share, from time to time in one or more offerings up to a total dollar amount of $50,000,000.

This prospectus supplement describes the specific terms of this offering and the accompanying prospectus gives more general information, some of which may not apply to this offering. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

Unless the context otherwise requires, references to “we”, “us” or the “Company” in this prospectus supplement and accompanying prospectus shall refer to Sonus Pharmaceuticals, Inc.

THE OFFERING

Common stock offered by us:	6,130,000

Common stock outstanding before the offering:	30,649,314

Common stock to be outstanding after the offering:	36,779,314

Use of proceeds:	We currently anticipate that the net proceeds from the sale of the common stock will be used primarily to fund clinical trials and for other general corporate purposes. See “Use of Proceeds”

Nasdaq National Market Symbol:	SNUS

The information above is based on 30,649,314 shares of our common stock outstanding as of March 31, 2006. It does not include:

•                  3,829,670 shares of common stock issuable upon the exercise of outstanding stock options under our stock incentive plans, with a weighted average exercise price of $4.68.

•                  4,483,827 shares of common stock issuable upon the exercise of outstanding warrants with a weighted average exercise price of $4.65.

•                  1,652,566 shares of common stock available for future grants under our stock incentive plans.

•                  100,000 shares of common stock available for future grants under our employee stock purchase plan that has been approved by our Board of Directors, but is subject to stockholder approval at our next annual meeting of stockholders on May 9, 2006.

•                  25,135 shares of common stock available for matching contributions under our 401(k) plan.

RISK FACTORS

Investment in our common stock involves risks. Before deciding whether to invest in our common stock, you should consider carefully the risk factors discussed below and in the section entitled “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2005, as filed with the SEC on March 16, 2006, which is incorporated herein by reference in its entirety, as well as any amendment or update thereto reflected in subsequent filings with the SEC. If any of these risks actually occurs, our business, financial condition, results of operations and cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment.

Risks Related to this Offering

Since we have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways in which you disagree.

We have not allocated specific amounts of the net proceeds from this offering for any specific purpose. Accordingly, our management will have significant flexibility in applying the net proceeds of this offering. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

We are subject to anti-takeover provisions in our charter and in our bylaws that could delay or prevent an acquisition of our company, even if such an acquisition would be beneficial to our stockholders.

Certain provisions of our certificate of incorporation, our bylaws, and Delaware law could delay or prevent a third party from acquiring us, even if doing so might be beneficial to our stockholders. Some of these provisions:

•                  authorize the issuance of preferred stock which can be created and issued by the board of directors without prior stockholder approval, commonly referred to as “blank check” preferred stock, with rights senior to those of common stock;

•                  prohibit stockholder action by written consent; and

•                  prevent business combinations with certain interested stockholders.

We have also implemented a shareholder rights plan which could delay or prevent a third party from acquiring us.

Future registrations of our common stock may depress the trading price of our common stock.

Pursuant to a Registration Rights Agreement we entered into with Schering AG, a German corporation, or Schering, on October 17, 2005, we granted Schering certain registration rights related to (i) 3,900,000 shares of our common stock and (ii) 975,000 shares of our common stock that may be purchased upon exercise of warrants. Schering may request that we register their shares for resale at any time, subject to certain restrictions, including, without limitation, that we are not required to effect any such registration prior to July 12, 2006, which is 90 days following the effective date of the registration statement of which this prospectus supplement is a part. Schering has expressly waived its right to participate in this offering. The registration of these shares that were previously unavailable to be publicly traded by Schering, may depress the trading price of our common stock.

RECENT DEVELOPMENTS RELATED TO SCHERING AG

On October 17, 2005, we entered into a Collaboration and License Agreement, or the Agreement, with Schering pursuant to which, among other things, we granted Schering an exclusive, worldwide license to our TOCOSOL Paclitaxel anti-cancer product. The Agreement also provides for certain payments from Schering to us upon the achievement of certain clinical, regulatory and sales milestones. On April 13, 2006, a wholly owned subsidiary of Bayer AG, a German corporation, or Bayer, submitted a formal tender offer to the stockholders of Schering to purchase all of the outstanding shares of Schering. We are not aware of any effects Bayer’s proposed acquisition of Schering would have on our business, and we are uncertain if the proposed acquisition will have any effect on our business, financial condition or results of operations in the future.

FORWARD-LOOKING STATEMENTS

Some of the statements contained in this prospectus supplement and the accompanying prospectus or incorporated by reference into this prospectus supplement and accompanying prospectus are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and are subject to the safe harbor created by the Securities Litigation Reform Act of 1995. Examples of these forward-looking statements include, but are not limited to:

•    our anticipated future capital requirements and the terms of any capital financing agreements;

•    timing and amount of future contractual payments, product revenue and operating expenses;

•    progress and preliminary results of clinical trials;

•    anticipated regulatory filings, requirements and future clinical trials; and

•    market acceptance of our products and the estimated potential size of these markets.

While these forward-looking statements made by us are based on our current beliefs and judgments, they are subject to risks and uncertainties that could cause actual results to vary from the projections in the forward-looking statements. You should consider the risks below carefully in addition to other information contained in this report before engaging in any transaction involving shares of our common stock. If any of these risks occur, they could seriously harm our business, financial condition or results of operations. In such case, the trading price of our common stock could decline, and you may lose all or part of your investment.

The discussion and analysis set forth in this document contains trend analysis, discussions of regulatory status and other forward-looking statements. Actual results could differ materially from those projected in the forward-looking statement as a result of the following factors, among others:

•                 future capital requirements and uncertainty of payments under corporate partnerships or additional funding through either debt or equity financings;

•                 uncertainty of governmental regulatory requirements and lengthy approval process;

•                 dependence on the development and commercialization of products;

•                 future prospects heavily dependent on Phase 3 trial for TOCOSOL Paclitaxel and subsequent commercialization should the product be approved by the FDA;

•                 history of operating losses and uncertainty of future financial results;

•                 dependence on third parties for funding, clinical development, manufacturing and distribution;

•                 dependence on key employees;

•                 uncertainty of U.S. or international legislative or administrative actions;

•                 competition and risk of competitive new products;

•                 limited manufacturing experience and dependence on a limited number of contract manufacturers and suppliers;

•                 ability to obtain and defend patents, protect trade secrets and avoid infringing patents held by third parties;

•                 limitations on third-party reimbursement for medical and pharmaceutical products;

•                 acceptance of our products by the medical community;

•                 potential for product liability issues and related litigation;

•                 potential for claims arising from the use of hazardous materials in our business;

•                 continued listing on the Nasdaq National Market;

•                 volatility in the value of our common stock; and

•                 other factors set forth under “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2005 filed with the Securities and Exchange Commission on March 16, 2006, and in our future filings made with the Securities and Exchange Commission, which are incorporated by reference in this prospectus supplement and accompanying prospectus.

In addition, in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, the words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “plan,” “expect,” “potential,” “continue,” or “opportunity,” the negative of these words or similar expressions, as they relate to us, our business, future financial or operating performance or our management, are intended to identify forward-looking statements. We do not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Past financial or operating performance is not necessarily a reliable indicator of future performance and you should not use our historical performance to anticipate results or future period trends.

USE OF PROCEEDS

We expect the net proceeds from this offering to be up to approximately $28,611,000 after deducting certain fees due the placement agents and our estimated offering expenses, as described in “Plan of Distribution.”  The net proceeds from this offering will be used for general corporate purposes, which may include:

•                  funding clinical trials and regulatory submissions;

•                  funding the development and growth of our product offerings and business;

•                  funding our obligations under the Schering Collaboration and License Agreement; and

•                  general working capital.

Our management has broad discretion as to the allocation of the net proceeds received in this offering and may use these proceeds for that purpose in the future. Pending these uses, we may temporarily use the net proceeds to make short-term investments or reduce short-term borrowings.

DILUTION

Our net tangible book value on December 31, 2005 was $35,263,792 million, or approximately $1.15 per share of common stock. Net tangible book value per share is determined by dividing our net tangible book value, which consists of tangible assets less total liabilities, by the number of shares of common stock outstanding on that date. Without taking into account any other changes in our net tangible book value after December 31, 2005, other than to give effect to our receipt of the estimated proceeds from the sale of the maximum number of shares issuable in this offering (6,130,000 shares) at an offering price of $5.00 per share, less the fees due to the placement agents and our estimated offering expenses, our net tangible book value as of December 31, 2005, after giving effect to the items above, would have been approximately $63,874,792 million, or $1.74 per share. This represents an immediate increase in the net tangible book value of $0.59 per share to existing stockholders and an immediate dilution of $3.26 per share to new investors. The following table illustrates this per share dilution:

Public offering price per share	$5.00
Net tangible book value per share as of December 31, 2005	$1.15
Increase in net tangible book value per share attributable to this offering	$0.59
Pro forma net tangible book value per share as of December 31, 2005, after giving effect to the offering	$1.74
Dilution per share to new investors in the offering	$3.26

The above table is based on 30,565,746 shares of our common stock outstanding as of December 31, 2005 (as adjusted for 6,130,000 shares to be issued in this offering) and excludes, as of December 31, 2005:

•                  3,819,170 shares of common stock issuable upon the exercise of outstanding stock options under our stock incentive plans, with a weighted average exercise price of $4.66.

•                  4,554,052 shares of common stock issuable upon the exercise of outstanding warrants with a weighted average exercise price of $4.64.

•                  1,680,909 shares of common stock available for future grants under our stock incentive plans.

•                  100,000 shares of common stock available for future grants under our employee stock purchase plan that has been approved by our Board of Directors, but is subject to stockholder approval at our next annual meeting of stockholders on May 9, 2006.

•                  28,478 shares of common stock available for matching contributions under our 401(k) plan.

To the extent that any of these options or warrants are exercised, new options are issued under our stock incentive plans, additional shares of common stock are issued under our employee stock purchase plan or 401(k) plan or we otherwise issue additional shares of common stock in the future, there will be further dilution to new investors.

In addition, the above table does not take into account 87,018 shares of common stock issued after December 31, 2005 or reductions in net tangible book value after December 31, 2005, both of which would have the effect of reducing net tangible book value per share, resulting in greater dilution to investors.

PLAN OF DISTRIBUTION

We have entered into a placement agency agreement with Needham & Company, LLC, Punk, Ziegel & Company, L.P. and ThinkEquity Partners LLC. Under the placement agency agreement, Needham & Company, LLC, Punk, Ziegel & Company, L.P. and ThinkEquity Partners LLC are acting as our exclusive placement agents in connection with this offering and will use commercially reasonable efforts to arrange for the sale to selected institutional investors of all 6,130,000 shares we are offering by this prospectus supplement. The placement agents have no obligation to buy any of the shares from us, nor are they required to arrange the purchase or sale of any specific number or dollar amount of the shares.

The placement agency agreement provides that the obligations of the placement agents are subject to certain conditions precedent, including the absence of any material adverse change in our business and the receipt of certain certificates, opinions and letters from us, our officers, our counsel, and our independent auditors. We will enter into purchase agreements directly with the investors in connection with this offering.

We currently anticipate the closing of the sale of the shares on May 2, 2006. On such closing date, the following will occur:

•                  we will receive funds in the amount of the aggregate purchase price of the shares of common stock being sold by us on such closing date, less the amount of the placement agents’ fees we are paying to the placement agents;

•                  we will cause to be delivered shares of common stock being sold on such closing date in certificated or book-entry form; and

•                  we will pay each of the placement agents their respective placement agent’s fee in accordance with the terms of the placement agency agreement;.

We have agreed to pay the placement agents total placement agents’ fees equal to 6% of the gross proceeds of the offering of shares by us. The following table shows the per share and total placement agent fee to be paid to each placement agent by us. These amounts are shown assuming all of the shares offered pursuant to this prospectus supplement are issued and sold by us.

	Placement Agent Fee Per Share	Total
Needham & Company, LLC	$0.168	$1,029,840
Punk, Ziegel & Company, L.P.	$0.066	$404,580
Think Equity Partners LLC	$0.066	$404,580

There is no minimum offering amount required as a condition to closing in this offering. Accordingly, we may sell substantially fewer than 6,130,000 shares of common stock, in which case our net proceeds would be substantially reduced and the total placement agents’ fees may be substantially less than the maximum total set forth above.

We have also agreed to reimburse the placement agents for all costs and expenses incident to the performance of our obligations in connection with this offering. We estimate that the total expenses of the offering by us, excluding the placement agents’ fees, will be approximately $200,000.

We have agreed to indemnify the placement agents against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and liabilities arising from the placement agents’ engagement as exclusive placement agents in connection with this offering. We have also agreed to contribute to payments the placement agents may be required to make in respect of such liabilities.

The placement agency agreement with the placement agents will be filed as an exhibit to a Current Report on Form 8-K that will be filed with the SEC in connection with the consummation of this offering.

We have agreed not to offer, sell, contract to sell, grant options to purchase, hedge or otherwise dispose of any shares of our common stock or securities exchangeable for or convertible into our common stock for a period of 90 days after the date of the closing of the offering without the prior written consent of Needham & Company, LLC. Notwithstanding the foregoing, if (1) during the last 17 days of this 90-day period we issue an earnings release or material news or a material event relating to us occurs or (2) prior to the expiration of this 90-day period, we announce that we will release earnings results during the 16-day period beginning on the last day of this 90-day period, the lock-up restrictions shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The lock-up restrictions do not apply to any existing employee benefit plans. Additionally, our directors and executive officers have agreed not to, directly or indirectly, offer, sell, contract to sell, grant options to purchase, hedge or otherwise dispose of any shares of common stock, options to acquire shares of common stock or securities exchangeable for or convertible into shares of common stock for a period of 90 days after the date of the closing of the offering without the prior written consent of Needham & Company, LLC. This 90-day lock up period is also subject to extension if we issue an earnings release or material news or a material event relating to us occurs, as described above. Needham & Company, LLC may, in its sole discretion and at any time without notice, release all or any portion of the securities subject to these lock up agreements.

The placement agents have informed us that they will not engage in over-allotment, stabilizing transactions or syndicate covering transactions in connection with this offering.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed on by Stradling Yocca Carlson & Rauth, a Professional Corporation, Newport Beach, California.

EXPERTS

The financial statements of Sonus Pharmaceuticals, Inc. included in Sonus Pharmaceuticals, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2005, and Sonus Pharmaceuticals, Inc. management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements and management’s assessment are, and audited financial statements and Sonus Pharmaceuticals, Inc. management’s assessments of the effectiveness of internal control over financial reporting to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and management’s assessments (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement on Form S-3 with the Securities and Exchange Commission relating to the common stock offered by this prospectus supplement and accompanying prospectus. This prospectus supplement and accompany prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. Statements contained in this prospectus supplement and accompanying prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. For further information with respect to us and the common stock offered hereby, reference is made to such registration statement, exhibits and schedules.

We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements, other information and a copy of the registration statement may be inspected by anyone without charge and copies of these materials may be obtained upon the payment of the fees prescribed by the Securities and Exchange Commission, at the Public Reference Room maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The registration statement and the reports, proxy statements and other information filed by us are also available through the Securities and Exchange Commission’s Web site on the World Wide Web at the following address: http://www.sec.gov.

INCORPORATION BY REFERENCE

The Securities and Exchange Commission allows us to “incorporate by reference” the information we file with the Securities and Exchange Commission, which means that we can disclose important information to you by referring to those documents. We incorporate by reference the documents listed below and any additional documents filed by us with the Securities and Exchange Commission under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until this offering of securities is terminated. The information we incorporate by reference is an important part of this prospectus supplement, and any information that we file later with the Securities and Exchange Commission will automatically update and supersede this information.

We hereby incorporate by reference the following documents:

1.                     Our Annual Report on Form 10-K for the fiscal year ended December 31, 2005 filed with the SEC on March 16, 2006;

2.                     Our Current Report on Form 8-K, filed with the SEC on April 27, 2006;

3.                     The description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC under Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description; and

4.                     All other reports filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and prior to the termination of the offering.

Information furnished to the SEC under Item 2.02 or Item 7.01 in Current Reports on Form 8-K, and any exhibit relating to such information, filed prior to, on or subsequent to the date of this prospectus supplement is not incorporated by reference into this prospectus supplement or the accompanying prospectus.

You may request a copy of these filings, at no cost, by writing or calling us at Sonus Pharmaceuticals, Inc., 22026 20th Avenue S.E., Bothell, Washington 98021, telephone number (425) 487-9500.

PROSPECTUS

$50,000,000

SONUS PHARMACEUTICALS, INC.

COMMON STOCK

This prospectus and the accompanying prospectus supplement will allow us to sell common stock over time in one or more offerings up to a maximum aggregate initial offering price of $50,000,000. This means:

•                  we will provide this prospectus and a prospectus supplement each time we sell the common stock;

•                  the prospectus supplement will inform you about the specific terms of that offering and may also add, update or change information contained in this prospectus; and

•                  you should read this prospectus and the prospectus supplement carefully before you invest in our common stock.

The common stock may be sold directly by us to purchasers, to or through underwriters or dealers designated from time to time, or through agents designated from time to time. For additional information on the methods of sale, you should refer to “Plan of Distribution” in this prospectus and to the accompanying prospectus supplement. If any underwriters are involved in a sale of the common stock, their names and any applicable commissions or discounts will be set forth in a prospectus supplement. The net proceeds we expect to receive from the sale will also be set forth in a prospectus supplement.

Our common stock is quoted on the Nasdaq National Market under the symbol “SNUS.”  On March 13, 2006, the last reported sale price of our common stock on the Nasdaq National Market was $5.92 per share.

INVESTING IN OUR COMMON STOCK INVOLVES RISKS. YOU SHOULD CAREFULLY CONSIDER THE “RISK FACTORS” CONTAINED IN OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2005, AND IN OUR FUTURE FILINGS MADE WITH THE SECURITIES AND EXCHANGE COMMISSION, WHICH ARE INCORPORATED BY REFERENCE IN THIS PROSPECTUS.

Neither the Securities and Exchange Commission nor any State securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is March 16, 2006

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. This prospectus and the accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy common stock, nor do this prospectus and the accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy common stock in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or common stock sold on a later date.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf “ registration process. Under this shelf registration process, we may sell common stock over time in one or more offerings up to a total dollar amount of $50,000,000. Each time we sell the common stock, we will provide a prospectus supplement that will contain more specific information about the terms of the offering. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus. This prospectus may not be used to sell any of the common stock unless accompanied by a prospectus supplement. You should carefully read this prospectus and the prospectus supplement, together with the documents to which we refer you under “Where You Can Find Additional Information” in this prospectus, before you invest in our common stock.

ABOUT SONUS PHARMACEUTICALS

In this prospectus, the terms “Sonus”, the “Company”, “we”, “us”, and “our” refer to Sonus Pharmaceuticals, Inc.

Sonus Pharmaceuticals is focused on the development of oncology drugs that provide better therapeutic alternatives for cancer patients, including improved efficacy, safety, tolerability and are more convenient to use. Our business strategy is as follows:

•                  Develop proprietary formulations of therapeutic drugs utilizing our proprietary TOCOSOL® technology; and

•                  Identify and acquire products/technologies that are complementary to our focus in oncology in order to broaden our business and market opportunities.

Proprietary Technology

Our vitamin E-based emulsion technology has been designed to address the challenges of hard-to-formulate cancer drugs. Our technology uses vitamin E oil (-tocopherol) and tocopherol derivatives to create, solubilize and stabilize drugs, making them easier to formulate and deliver into the body. Development of drugs with our proprietary technology may result in products with equivalent or better efficacy, decreased incidences of side effects and improved dosing convenience.

TOCOSOL Paclitaxel

Our lead oncology product candidate, TOCOSOL Paclitaxel, is a novel formulation of paclitaxel, one of the world’s most widely prescribed anti-cancer drugs. Paclitaxel, a member of the taxane family of cancer drugs, is the active ingredient in Taxol®, which is approved in the U.S. for the treatment of breast, ovarian and non-small cell lung cancers and Kaposi’s sarcoma. Our product, TOCOSOL Paclitaxel, is a ready-to-use, injectable paclitaxel emulsion formulation. We believe that data from clinical trials conducted to date suggest that TOCOSOL Paclitaxel:

•                  compares favorably with approved taxane products and other new paclitaxel formulations under development (safety and efficacy remain to be proven in Phase 3 testing of TOCOSOL Paclitaxel);

•                  offers the convenience of a ready-to-use formulation that does not require preparation prior to administration; can be administered to patients by a short 15-minute infusion, compared to the one- to three-hour infusion that is typically required with Taxotere® and Taxol or generic versions of paclitaxel;

•                  does not require any special intravenous, or (IV) tubing, filters or other apparatus; and

•                  can be administered in small volumes of 15 to 35 milliliters compared to volumes of several hundred milliliters of i.v. solution that are required for dosing of Taxol, Taxotere, or ABRAXANE®.

Schering Collaboration

On October 17, 2005, the Company entered into a Collaboration and License Agreement with Schering AG, a German corporation, pursuant to which, among other things, we granted Schering an exclusive, worldwide license to TOCOSOL Paclitaxel. Under the Agreement, Schering will pay Sonus:

•                  an upfront license fee of $20 million;

•                  product milestone payments of up to $132 million upon the achievement of certain U.S., European Union and Japanese clinical and regulatory milestones;

•                  sales milestone payments of up to $35 million upon the achievement of certain annual worldwide net sales; and

•                  upon commercialization, royalties ranging between 15-30% of annual net sales in the U.S., with the exact percentage to be determined based on the achievement of certain annual net sales thresholds, and royalties equal to 15% of the annual net sales outside the U.S.

We have agreed with Schering to a core development program consisting of the ongoing initial pivotal trial in metastatic breast cancer, planned trials for additional indications and trials to support launch of the Product, and have agreed to share equally in the costs of this core development program. We have retained co-promotion rights in the U.S. and have also granted Schering a right of first negotiation on the Campothecin molecule we are currently developing.

In connection with the Collaboration and License Agreement, we entered into a Securities Purchase Agreement with Schering and Schering Berlin Venture Corporation, a Delaware corporation, pursuant to which we sold an aggregate of 3,900,000 shares of common stock (Common Shares) and a warrant to purchase an aggregate of up to 975,000 shares of common stock (Warrant Shares and collectively with the Common Shares, the Shares), resulting in aggregate consideration of approximately $15.8 million. The Common Shares were sold at $4.02 per share, which was equal to the per share closing price of our common stock as reported on Nasdaq on October 14, 2005, the trading day immediately preceding the date of the Securities Purchase Agreement. The corresponding warrant was sold at a purchase price of $0.125 multiplied by the number of Warrant Shares. The warrant has a five-year term and entitles its holder to purchase the Warrant Shares at an exercise price of $4.42 per share, which is equal to 110% of the purchase price per share of the common stock paid by the investors under the Securities Purchase Agreement.

More comprehensive information about our products and us is available through our World Wide Web site at www.sonuspharma.com. The information on our Web site is not incorporated by reference into this prospectus. Our executive offices are located at 22026 20th Avenue S.E., Bothell, Washington 98021; telephone (425) 487-9500. “TOCOSOL” is our proprietary mark. All other product names, trademarks and trade names referred to in this prospectus are the property of their respective owners.

FORWARD-LOOKING STATEMENTS

Some of the statements contained in this prospectus and the accompanying prospectus supplement or incorporated by reference into this prospectus are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and are subject to the safe harbor created by the Securities Litigation Reform Act of 1995. Examples of these forward-looking statements include, but are not limited to:

•                  our anticipated future capital requirements and the terms of any capital financing agreements;

•                  timing and amount of future contractual payments, product revenue and operating expenses;

•                  progress and preliminary results of clinical trials;

•                  anticipated regulatory filings, requirements and future clinical trials; and

•                  market acceptance of our products and the estimated potential size of these markets.

While these forward-looking statements made by us are based on our current beliefs and judgments, they are subject to risks and uncertainties that could cause actual results to vary from the projections in the forward-looking statements. You should consider the risks below carefully in addition to other information contained in this report before engaging in any transaction involving shares of our common stock. If any of these risks occur, they could seriously harm our business, financial condition or results of operations. In such case, the trading price of our common stock could decline, and you may lose all or part of your investment.

The discussion and analysis set forth in this document contains trend analysis, discussions of regulatory status and other forward-looking statements. Actual results could differ materially from those projected in the forward-looking statement as a result of the following factors, among others:

•      future capital requirements and uncertainty of payments under corporate partnerships or additional funding through either debt or equity financings;

•      uncertainty of governmental regulatory requirements and lengthy approval process;

•      dependence on the development and commercialization of products;

•      future prospects heavily dependent on Phase 3 trial for TOCOSOL Paclitaxel and subsequent commercialization should the product be approved by the FDA;

•      history of operating losses and uncertainty of future financial results;

•      dependence on third parties for funding, clinical development, manufacturing and distribution;

•      dependence on key employees;

•      uncertainty of U.S. or international legislative or administrative actions;

•      competition and risk of competitive new products;

•      limited manufacturing experience and dependence on a limited number of contract manufacturers and suppliers;

•      ability to obtain and defend patents, protect trade secrets and avoid infringing patents held by third parties;

•      limitations on third-party reimbursement for medical and pharmaceutical products;

•      acceptance of our products by the medical community;

•      potential for product liability issues and related litigation;

•      potential for claims arising from the use of hazardous materials in our business;

•      continued listing on the Nasdaq National Market;

•      volatility in the value of our common stock; and

•      other factors set forth under “Certain Factors That May Affect Our Business and Future Results” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2005 filed with the Securities and Exchange Commission on March 16, 2006, and in our future filings made with the Securities and Exchange Commission, which are incorporated by reference in this prospectus, and any risk factors set forth in the accompanying prospectus supplement.

In addition, in this prospectus and the prospectus supplement and the documents incorporated by reference into this prospectus, the words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “plan,” “expect,” “potential,” “continue,” or “opportunity,” the negative of these words or similar expressions, as they relate to us, our business, future financial or operating performance or our management, are intended to identify forward-looking statements. We do not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Past financial or operating performance is not necessarily a reliable indicator of future performance and you should not use our historical performance to anticipate results or future period trends.

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, the net proceeds we receive from the sale of the securities offered by this prospectus will be used for general corporate purposes, which may include:

•                  funding clinical trials and regulatory submissions;

•                  funding the development and growth of our product offerings and business;

•                  repaying indebtedness that we may incur from time to time;

•                  financing potential acquisitions of complementary businesses, assets, technologies and products that we may consider from time to time;

•                  future costs associated with developing a sales and marketing function; and

•                  general working capital.

Although we currently have no plans to acquire any complementary businesses, our management has broad discretion as to the allocation of the net proceeds received in this offering and may use these proceeds for that purpose in the future. Pending these uses, we may temporarily use the net proceeds to make short-term investments or reduce short-term borrowings, if any.

PLAN OF DISTRIBUTION

We may sell common stock to one or more underwriters for public offering and sale by them and may also sell common stock to investors directly or through agents. We will name any underwriter or agent involved in the offer and sale of common stock in the applicable prospectus supplement. We have reserved the right to sell common stock directly to investors on our own behalf in those jurisdictions where we are authorized to do so.

We may distribute common stock from time to time in one or more transactions:

•      at a fixed price or prices, which may be changed;

•      at market prices prevailing at the time of sale;

•      at prices related to such prevailing market prices; or

•      at negotiated prices.

We may also, from time to time, authorize dealers, acting as our agents, to offer and sell common stock upon the terms and conditions set forth in the applicable prospectus supplement. In connection with the sale of common stock, we, or the purchasers of common stock for whom the underwriters may act as agents, may compensate underwriters in the form of underwriting discounts or commissions. Underwriters may sell common stock to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase common stock as a principal, and may then resell the common stock at varying prices to be determined by the dealer.

We will describe in the applicable prospectus supplement any compensation we pay to underwriters or agents in connection with the offering of common stock, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Dealers and agents participating in the distribution of common stock may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of common stock may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against certain civil liabilities, including liabilities under the Securities Act, and to reimburse these persons for certain expenses.

To facilitate the offering of common stock, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of our common stock. This may include over-allotments or short sales of common stock, which involve the sale by persons participating in the offering of more common stock than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of our common stock by bidding for or purchasing our common stock in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if shares sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of our common stock at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

Certain of the underwriters, dealers or agents and their associates may engage in transactions with and perform services for us in the ordinary course of our business.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed on by Stradling Yocca Carlson & Rauth, a Professional Corporation, Newport Beach, California.

EXPERTS

The financial statements of Sonus Pharmaceuticals, Inc. included in Sonus Pharmaceuticals, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2005, and Sonus Pharmaceuticals, Inc. management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements and management’s assessment are, and audited financial statements and Sonus Pharmaceuticals, Inc. management’s assessments of the effectiveness of internal control over financial reporting to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and management’s assessments (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement on Form S-3 with the Securities and Exchange Commission relating to the common stock offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. For further information with respect to us and the common stock offered hereby, reference is made to such registration statement, exhibits and schedules.

We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements, other information and a copy of the registration statement may be inspected by anyone without charge and copies of these materials may be obtained upon the payment of the fees prescribed by the Securities and Exchange Commission, at the Public Reference Room maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at

1-800-SEC-0330. The registration statement and the reports, proxy statements and other information filed by us are also available through the Securities and Exchange Commission’s Web site on the World Wide Web at the following address: http://www.sec.gov.

INCORPORATION BY REFERENCE

The Securities and Exchange Commission allows us to “incorporate by reference” the information we file with the Securities and Exchange Commission, which means that we can disclose important information to you by referring to those documents. We incorporate by reference the documents listed below and any additional documents filed by us with the Securities and Exchange Commission under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until this offering of securities is terminated. The information we incorporate by reference is an important part of this prospectus, and any information that we file later with the Securities and Exchange Commission will automatically update and supersede this information.

We hereby incorporate by reference the following documents:

1.               Our Annual Report on Form 10-K for the fiscal year ended December 31, 2005 filed with the SEC on March 16, 2006;

2.               The description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC under Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description; and

3.               All other reports filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and prior to the termination of the offering.

Information furnished to the SEC under Item 2.02 or Item 7.01 in Current Reports on Form 8-K, and any exhibit relating to such information, filed prior to, on or subsequent to the date of this prospectus is not incorporated by reference into this prospectus.

You may request a copy of these filings, at no cost, by writing or calling us at Sonus Pharmaceuticals, Inc., 22026 20th Avenue S.E., Bothell, Washington 98021, telephone number (425) 487-9500.